SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 3, 2002

                                 FIBERCORE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          Nevada                    000-21823                 87-0445729
      (STATE OR OTHER        (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
       JURISDICTION OF                                   IDENTIFICATION NO.)
        INCORPORATION)

           253 Worcester Road, P.O. Box 180                      01507
                     Charlton, MA
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

        Registrant's telephone number, including area code (508) 248-3900

                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 5. OTHER EVENTS.

      NASDAQ NOTICE

      On June 3, 2002, FiberCore, Inc. (the "Company") received a notice from the Nasdaq Stock Market stating that for 30 consecutive trading days, the bid price for the Company's common stock closed below the minimum $1.00 per share requirement for continued listing on the Nasdaq SmallCap Market. The notice indicated that pursuant to applicable rules, the Company will be provided with 180 days (i.e. until December 2, 2002), to regain compliance. If at any time before December 2, 2002 the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days, the Company would be in compliance with the minimum bid requirement.

      If the Company is unable to demonstrate such compliance by December 2, 2002, the Nasdaq Stock Market will determine whether the Company meets initial listing criteria. The Company would meet these criteria if the Company would have any of the following: (i) stockholder's equity of $5 million; (ii) market capitalization of $50 million; or (iii) net income of $750,000 (excluding extraordinary or non-recurring items) in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. As of March 31, 2002, the Company had stockholder's equity of $34,542,000, thereby meeting the initial listing criteria, and anticipates that it will still meet such criteria on December 2, 2002. If the Company meets the initial listing criteria on December 2, 2002, the Nasdaq Stock Market would grant an additional 180 calendar day grace period (i.e. until May 31, 2003) to demonstrate compliance with the minimum bid requirement. If the Company is not in compliance by May 31, 2003, the Company's stock would be delisted, absent successful appeal.

      LIEN ATTACHMENT

      Pursuant to the Loan Agreement between Fleet National Bank ("Fleet") and the Company, dated as of December 20, 2000 (the "Loan Agreement"), Fleet has the right to attach a lien on 65% of the equity in the Company's subsidiaries and substantially all of the Company's other assets, and to increase the interest rate on the Company's obligations to Fleet by 1%, if the credit rating of Tyco International Group S.A. ("Tyco"), the guarantor of such obligations, falls below certain levels. The Company is in compliance with its obligations under the Loan Agreement, which does not contain any financial covenants. Recent downgrades of Tyco's credit triggered Fleet's ability to attach the lien and increase the interest rate. Fleet has exercised both such rights.

            Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

                              FIBERCORE, INC.



                              By: /s/ Robert P. Lobban
                                  ---------------------------------------------
                                  Name:   Robert P. Lobban
                                  Title:  Chief Financial Officer and Treasurer

Date:  June 27, 2002